UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2013

INVESTORS TITLE COMPANY
(Exact Name of Registrant as Specified in Charter)

North Carolina	0-11774	56-1110199
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

121 North Columbia Street, Chapel Hill, North Carolina	27514
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (919) 968-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 15, 2013, Investors Title Company held its Annual Meeting of Shareholders.  The results of the meeting were as follows:

1.  Election of Directors.  Our shareholders elected the following directors for three-year terms or until their successors are duly elected and qualified:

	FOR	WITHHELD	BROKER NON-VOTES
J. Allen Fine	1,121,418	213,675	314,153
David L. Francis	1,113,524	221,569	314,153
James H. Speed, Jr.	1,070,692	264,401	314,153

2.  Say on Pay Proposal.  Our shareholders approved the advisory resolution approving the compensation paid to our named executive officers as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,290,547	37,160	7,386	314,153

3.  Say on Frequency Proposal.  Our shareholders approved, on an advisory basis, an advisory vote to approve the compensation of our named executive officers every three years (the “Say on Frequency Proposal”) as follows:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
359,275	11,467	963,307	1,044	314,153

          A majority of the votes cast by shareholders on the Say on Frequency Proposal voted, on an advisory basis, to hold an advisory vote to approve the compensation of our named executive officers every three years.  Based on these results, and consistent with the recommendation of the Board of Directors, future stockholder advisory votes on executive compensation will occur every three years until the next required advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than our Annual Meeting of Shareholders in 2019.

          4.  Auditor Ratification.  Our shareholders ratified the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2013 as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,641,864	4,261	3,121	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS TITLE COMPANY

Date:	May 17, 2013	By:	/s/	James A. Fine, Jr.
James A. Fine, Jr.
President, Treasurer and
Chief Financial Officer